Figure 1. Schematic Representation of the Molecular Pathway Involved in Regulation of Sleep and Circadian Rhythm Figure 3. Treatment Effect on REM Sleep (A) and Non-REM Sleep (B) in Individuals Who Carried a PER3 Non-5/5 Genotype Table 1. Comparison of the Effect of PER3 4-5 Genotype on Sleep Efficiency in Placebo Versus Tasimelteon-Treated Individuals R e s u l t s I n t r o d u c t i o n Circadian rhythm sleep disorders are common causes of insomnia for millions of individuals, including those who work at night or who cross multiple time zones during travel These disorders are characterized by persistent and recurrent sleep disturbances, insomnia when trying to sleep, and excessive sleepiness while trying to remain awake.1 They occur when scheduled or desired sleep times are incompatible with endogenous circadian rhythms generated by the hypothalamic suprachiasmatic nuclei2 Melatonin is a pineal hormone, produced mainly during the biological night, that modulates sleep and circadian phase through activation of two G protein-coupled melatonin receptors, MT1 and MT23 Tasimelteon (VEC-162) is a novel MT1 and MT2 agonist with high affinity for human melatonin receptors (Vanda Pharmaceuticals, Rockville, MD, USA, unpublished data) Tasimelteon was previously shown to advance the timing of the melatonin rhythm within hours of administration and restore the sleep-wake cycle by improving both the ability to initiate and to maintain sleep in individuals who were asked to initiate sleep five hours before their usual bedtime4 Understanding the role of genetic factors in sleep disorders and in the modulation of the circadian rhythm may be valuable in the diagnosis and personalized treatment of these conditions Several genes have been implicated in the regulation of sleep and circadian rhythm (Figure 1) including PER3, CRY1/2, CLOCK, ARNTL, CSNK1E, and HOMER15-7 PER3 is a member of the Period family of genes, which are expressed in a circadian pattern in the suprachiasmatic nucleus A PER3 Variable Number Tandem Repeats (VNTR) polymorphism, with 4 or 5 18-amino acid repeats, has been implicated in diurnal preference, delayed-sleep phase syndrome (DSPS), cognitive performance and neurobehavioral function during sleep deprivation at an adverse circadian phase8-11 We have recently reported that PER3 5/5 individuals were significantly less disrupted by phase advance induced-transient insomnia than the non-5/5 individuals, suggesting that PER3 plays a role in regulating circadian rhythm12 The aim of this study was to determine the effect of the VNTR PER3 polymorphism on the response to tasimelteon treatment in a phase advance model of transient insomnia 0869 Introduction A polymorphism in the Period 3 gene (PER3), consisting of 4 or 5 repeats encoding a 18 amino acid motif, has been associated with diurnal preference, delayed-sleep phase syndrome and cognitive performance following sleep loss. The role of this gene in the etiology of transient insomnia is unknown. Here, we examined the effect of the PER3 4-5 polymorphism in improving sleep initiation and maintenance in individuals with phase advance induced transient insomnia in response to treatment with placebo or tasimelteon, a novel melatonin receptor agonist. Methods Transient insomnia was induced in healthy subjects through a 5-hour phase advance protocol and a "first night effect". Polysomnographic sleep parameters analyzed for genotyped individuals (N=288) included sleep efficiency (SE), total sleep time (TST), latency to persistent sleep (LPS), wake after sleep onset (WASO), rapid eye movement (REM) and non-REM (NREM) sleep. Statistical analysis of variance within and between treatment and placebo groups per genotype was performed using a generalized linear model. Results In the placebo group, individuals with the PER3 non-5/5 genotype (N=67) had statistically significant lower SE than 5/5 individuals (N=9). Non-5/5 individuals treated with tasimelteon (N=190) showed statistically significant improvement in SE throughout the night, TST, LPS and WASO compared to placebo (p<0.05). Significantly faster accumulation of REM and NREM sleep was also seen in non-5/5 individuals following tasimelteon treatment compared to placebo (p<0.05). Conclusion PER3 non-5/5 individuals treated with placebo were more disrupted in their sleep by phase advance induced transient insomnia than placebo-treated 5/5 individuals. Tasimelteon treatment resulted in significant sleep improvement compared to placebo for non-5/5 individuals. A circadian phase-shifting drug such as tasimelteon, which is able to improve sleep latency and maintenance, may be beneficial, particularly to PER3 non-5/5 individuals (frequency ~90%), in treating transient insomnia associated with jet lag or circadian rhythm sleep disorders. A b s t r a c t PERs (period homolog 2,3), CRYs (cryptochrome 1, 2), CLOCK (circadian locomoter output cycles kaput), ARNTL (aryl hydrocarbon receptor nuclear translocator-like), CSNK1E (casein kinase 1 epsilon). Adapted from Nick Foulkes Max Planck Institute for Developmental Biology www.eb.tuebingen.mpg.de/research-groups/nick-foulkes. M e t h o d s Clinical Trial This study was part of a randomized double-blind placebo-controlled clinical trial in healthy individuals designed to evaluate tasimelteon, a novel treatment for insomnia Transient insomnia was induced for one night in healthy individuals (N=288) using both the first night effect (new laboratory setting) and a 5-hour phase advance (subjects asked to go to sleep 5 hours before habitual bedtime) Subjects were men and women aged 21 to 50 years, in good health (determined from medical history, physical examination, electrocardiography, blood biochemistry, hematology, urinalysis, and urine toxicology) and had no history or evidence of periodic limb movement disorder, sleep apnea, primary insomnia or any other sleep disorder. Details of the study design have been described earlier4 Sleep assessments evaluated by polysomnography (PSG) included: Pharmacogenetic Study The pharmacogenetic analysis included 288 individuals: 212 who received tasimelteon (20, 50, or 100 mg) and 76 who received placebo Since all tasimelteon doses resulted in significantly more sleep for the eight-hour sleep episode compared to placebo4, data from individuals treated with different doses of tasimelteon were pooled together and compared to that of the placebo group The ethnic/racial groups with the largest number of genotyped patients were Whites (n=224, 77.7%) and Blacks and African Americans (n=47, 16.3%) Genotyping was performed as previously described5 Statistical Analysis General Linear Model (GLM) of analysis of variance with pooled center as a covariate was performed between PER3 5/5 and non-5/5 genotype individuals, and between the tasimelteon and placebo groups LPS values were log transformed to fit a normal distribution and WASO transformation was performed using the Box-Cox procedure for normalization latency to persistent sleep (LPS) wake after sleep onset (WASO) sleep efficiency (SE) total sleep time (TST) rapid eye movement (REM) sleep non-REM (NREM) sleep slow wave sleep (SWS) * P values from the comparisons between the 5/5 and non-5/5 genotypes are shown in red when <0.05 Sleep Efficiency Sleep efficiency was significantly increased following tasimelteon treatment compared to placebo (p=0.0032); this effect was particularly strong in PER3 non-5/5 individuals (p=0.0002) that resulted in an average of 38 minutes more sleep compared to placebo (Table 1 and Figure 2). No significant change in sleep efficiency was observed for PER3 5/5 individuals This genotype effect was consistent in the first and middle thirds of the 8-hour sleep episode but not in the last third, as was the significant effect of tasimelteon as compared to placebo (Table 1 and Figure 2) Sleep Onset and Sleep Maintenance Greater sleep efficiency in the PER3 non-5/5 individuals following treatment with tasimelteon may be a function of improvement in either sleep onset or sleep maintenance or both Sleep onset, as measured by LPS, was significantly improved in PER3 non-5/5 individuals following treatment as compared to the placebo group (53 minutes vs. 24 minutes, respectively, p<0.0001, Table 3). No significant difference in LPS was observed for 5/5 individuals after treatment (p=0.5) A significant effect on sleep maintenance, as measured by WASO, was also observed in the PER3 non-5/5 genotype group compared to 5/5 individuals. In the placebo group, WASO of non-5/5 individuals was on average 2 hours 12 minutes compared to 1 hour 51 minutes in the tasimelteon group (p=0.042, Table 2) REM Sleep, Non-REM Sleep, and SWS As shown in Table 3, in the placebo group PER3 5/5 individuals accumulated more REM sleep than non-5/5 individuals (+22 minutes, p=0.0099) Following treatment with tasimelteon, non-5/5 individuals accumulated REM sleep significantly faster compared to the placebo group (p<0.0001 Figure 3A). To accumulate 27.5 minutes of REM sleep (midpoint of accumulation of average total REM sleep) non-5/5 individuals who received the placebo took 39 minutes longer compared to non- 5/5 individuals in the tasimelteon treatment group (Figure 3A) There was no difference in the rate of accumulation of REM sleep for the 5/5 individuals treated with tasimelteon compared to placebo (p=0.37) No significant effect of treatment within genotype groups was observed for REM sleep accumulation at the end of the eight hour sleep episode (p=0.16) (Figure 3A) A B D i s c u s s i o n R e f e r e n c e s C o n c l u s i o n We thank all the individuals who participated in this study and the entire team that conducted the clinical trial. We would also like to thank Ken Trout for statistical programming. PER3 non-5/5 individuals treated with placebo were more disrupted in their sleep by phase advance induced transient insomnia than placebo-treated 5/5 individuals Tasimelteon treatment resulted in significant sleep improvement compared to placebo for non-5/5 individuals The effect of tasimelteon compared to placebo was numerically greater in the PER3 non-5/5 individuals than in all genotyped subjects in overall full night sleep efficiency, LPS, and WASO suggesting that tasimelteon may have greater efficacy in the non-5/5 population A circadian phase-shifting drug such as tasimelteon, which is able to improve sleep latency and maintenance, may be beneficial, particularly to PER3 non-5/5 individuals (frequency ~90%), in treating transient insomnia associated with jet lag or circadian rhythm sleep disorders A c k n o w l e d g m e n t s American Psychiatric Association. Diagnostic and statistical manual of mental disorders. 4th edn, text revision. Washington, DC: American Psychiatric Association, 2000. Klein DC, Moore RY, Reppert SM. Suprachiasmatic nucleus. The mind's clock. New York: Oxford University Press, 1991. Reppert SM. (1997) J Biol Rhythms 12,528-31. Rajaratnam SM. et al. Lancet (2009) 373,482-91 Ebisawa T. (2007) J Pharmacol Sci 103,150-154 Ciarleglio C.M et al (2008) J. Biol. Rhythms 23, 330-340 Maret S et al. (2007) PNAS USA 104, 20090-5 Ebisawa T et al (2001) EMBO Reports 2, 342-346 Archer S.N et al. (2003) Sleep 26, 413-415 Viola A.U et al. (2007) Curr Biol 17, 613-618 Groeger J.A et al. (2008) Sleep 31, 1159-1167 Mitkus S. et al. (2009) 162nd Annual Meeting of the American Psychiatric Association (NR7-098) Presented at the SLEEP 2009 23rd Annual Meeting of the Associated Professional Sleep Societies (APSS), LLC June 6-11, 2009; Seattle, WA The information presented here concerns a use that has not been approved by the U.S. Food and Drug Administration We have previously reported that in a 5-hour phase advanced transient insomnia protocol, the endogenous sleep propensity rhythm is phase advanced in PER3 5/5 individuals, which may protect these individuals against insomnia induced via circadian and stress-based challenges12 In contrast, PER3 non-5/5 individuals appeared to be more disrupted by the study protocol and were less likely to phase advance in response to the study protocol12 We hypothesized that a balanced melatonin agonist such as tasimelteon, which is able to shift the sleep- wake cycle, would be particularly beneficial in treating non-5/5 individuals who are less likely to phase advance in response to a circadian-based sleep challenge Here, we demonstrate that a PER3 genotype affects the treatment of transient phase-advanced insomnia in healthy individuals Sleep Efficiency Following treatment with tasimelteon, sleep efficiency was significantly increased in PER3 non-5/5 individuals that resulted in an average of 38 minutes more sleep compared to placebo This effect was observed in the first and middle third of the night but not the last third. It is possible that the last third of the night corresponds to a time where endogenous melatonin production is high in unshifted individuals (placebo group); less sleep in the prior thirds would create an environment for greater sleep propensity in these unshifted individuals Sleep Onset and Sleep Maintenance Tasimelteon has been previously shown to improve LPS compared with placebo when analyzing all individuals who participated in this clinical trial: 21.5 (p<0.001), 26.3 (p<0.001), and 22.8 (p<0.001) minutes at 20, 50, and 100 mg respectively4 Similarly, WASO improvement compared with placebo was 24.2 (p<0.02), 33.7 (p=0.001), and 17.5 (p=0.081) minutes at 20, 50, and 100 mg respectively4 For the subset of individuals who participated in this optional pharmacogenetic study (~70 % of all subjects) the beneficial effect of tasimelteon was still statistically significant for LPS but not for WASO, most likely because of lack of statistical power. However, PER3 non-5/5 individuals showed significant improvement in sleep onset (29 minutes, p<0.0001) as well as sleep maintenance (21 minutes, p=0.042) following treatment compared to placebo group REM Sleep and Non-REM Sleep Rates of accumulation of REM and NREM sleep in non-5/5 individuals were also significantly faster following treatment with tasimelteon Summary PER3 5/5 individuals appear to be less disrupted by the phase-advanced transient insomnia study protocol and may be able to advance their sleep-wake cycle in response to circadian-based stresses Treatment with tasimelteon, which is known to shift circadian phase, may have more opportunity to improve symptoms in treating transient insomnia in individuals who carry a PER3 non-5/5 genotype Figure 2. Effect of Tasimelteon on Sleep Efficiency for Individuals with the PER3 Non-5/5 Genotype Table 2. Comparison of the Effect of PER3 4-5 Genotype on LPS and WASO in Placebo vs. Tasimelteon-Treated Individuals P values from the comparisons between the 5/5 and non-5/5 genotypes (*) and between the treatment groups (‡) are shown in red when <0.05 Table 3. Comparison of the Effect of PER3 4-5 Genotype on REM Sleep, Non- REM Sleep, and SWS in Placebo vs. Tasimelteon-Treated Individuals P values from the comparisons between the 5/5 and non-5/5 genotypes (*) and between the treatment groups (‡) are shown in red when <0.05 P values from the comparisons between the treatment groups are shown for the full night and each third of the 8 hour sleep episode Supported by funding from Vanda Pharmaceuticals Inc. A similar genotype effect was observed for rate of accumulation of NREM sleep following treatment with tasimelteon (Figure 3B) In non-5/5 individuals, the midpoint of accumulation of total average NREM sleep (2 hours 21 minutes) was reached faster for those treated with tasimelteon (3 hours 30 minutes) than those given the placebo (4 hours 39 minutes), p<0.0001 (Figure 3B) The amount of total NREM sleep accumulated in the non-5/5 tasimelteon group was also significantly greater than in the non-5/5 placebo group (4 hours 59 minutes vs. 4 hours 25 minutes, p<0.0001, Table 3 and Figure 3B) There was no significant difference in either rate of accumulation or total NREM sleep in PER3 5/5 individuals treated with tasimelteon or placebo (p=0.39, Table 3) No statistical difference was observed for SWS between treatment groups or between genotypes (Table 3)